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                                                                     Exhibit 4.1

                           IMAGE GUIDED TECHNOLOGIES, INC.

                                1997 STOCK OPTION PLAN


     (a) INTRODUCTION. This Stock Option Plan (the "Plan") is established for the purpose of providing employees, consultants and directors of Image Guided Technologies, Inc., a Colorado corporation (the "Corporation"), with the opportunity of participating in the growth of the Corporation through the purchase of the Common Stock of the Corporation (the "Common Stock"). The Board of Directors believes that the Plan affords an appropriate means of encouraging employees, consultants and directors to provide service to the Corporation and of rewarding such employees, consultants and directors for their contributions to the Corporation's growth. The options granted under the Plan are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), unless designated as non-qualified stock options.
However, to the extent any options granted as incentive stock options fail to qualify for any reason as incentive stock options, they shall automatically be treated as non-qualified stock options.

     (b) ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors (the "Board") of the Corporation or by a committee (the "Committee") consisting solely of two or more members of the Board, each of whom shall be a "non-employee director" as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. With respect to Insiders (as defined below), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. The term "Insiders" shall mean those officers, directors and other persons who are subject to Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     The Board or Committee, as the case may be, may from time to time adopt such rules and regulations as it may deem advisable for the administration of the Plan, and may alter, amend or rescind any such rules and regulations in its discretion. The Board or Committee shall have the power to interpret or amend or discontinue the Plan, except that any amendment which increases the aggregate number of shares for which options may be granted under the Plan shall take effect only upon approval of the shareholders of the Corporation; and further provided that without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to him under the Plan, subject to any provisions otherwise in the Plan. All decisions made by the Board or Committee in the administration and interpretation of the Plan shall be binding and conclusive for all purposes. No member of the Board or Committee shall be liable for any action taken or decisions made by him in good faith with respect to the Plan or any option granted under it, and all members of the Board or Committee shall, in addition to their rights as directors, be fully indemnified by the Corporation with respect to any such action or determination.

     (c) GRANT OF OPTION. Except as provided in Section 7 hereof, options may be granted under the Plan for a total of 800,000 shares of Common Stock to one or more employees, consultants or directors of the Corporation selected by the Board or Committee in its sole discretion. The grant of an option hereunder shall be evidenced by the Corporation's written agreement of the grant, which shall also indicate the terms and conditions of the option granted, and whether the option is an incentive stock option or non-qualified stock option. Such agreement shall be delivered to and executed by the individual to whom the option is granted. If any shares of Common Stock subject to such options are not purchased or otherwise paid for before such stock options expire, such shares may again be made subject to stock options. No stock option may be granted under the Plan more than 10 years after the initial adoption of the Plan by the Board, which tenth anniversary is January 29, 2007.


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     (d)  TERMS AND CONDITIONS OF OPTIONS.  The type of option, the number of shares which may be purchased under each option, the purchase price per share and the option's expiration date, shall be designated by the Board or Committee at the time the option is granted. The purchase price per share of an incentive stock option shall in no event be less than 100% of the fair market value of a share at the time the option is granted and the purchase price per share of a non-qualified stock option shall in no event be less than 85% of the fair market value of a share at the time the option is granted; provided, however, that incentive stock options may not be granted to any holder of the voting rights of 10% or more of the total combined voting power of all classes of stock of the Corporation at time of grant, unless the purchase price shall be at least 110% of the fair market value of the shares at the time of grant. "Fair market value" shall be determined as set forth in Section 6 below. A stock option granted under the Plan shall not be transferable by the individual to whom it is granted otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by him; provided, however, that if such individual becomes legally disabled (as such term is defined in Section 105(d)(4) of the Code), his legal representative may exercise the stock option on his behalf; and provided, further, the Board or Committee may permit transferability of non-qualified stock options by so providing in the optionee's Non-Qualified Stock Option Agreement. No incentive stock options shall be granted under the Plan to any employee where the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year (under all such plans of the Corporation and its parent and subsidiary corporations) shall exceed $100,000. All options shall be exercisable even though there may be outstanding any other option(s) which was or were granted before the granting of such option. The Board or Committee may impose on any option any additional terms and conditions which it deems advisable and which are not inconsistent with the Plan.

     (e)  EXERCISE OF OPTIONS.

          a. Unless otherwise determined by the Board or Committee and specifically set forth in optionee's Non-Qualified or Incentive Stock Option Agreement, as applicable, options granted hereunder shall mature and become exercisable as follows:

                                                      Fraction of
                         Period of Time                Shares for
                          After Date of              Which Option May
                             Grant                    Be Exercised
                         --------------              ----------------
                    At the end of 6 months                 1/6

                      At the end of every
                    three months thereafter                1/12

                 At the end of the 36th month     Any remaining shares

          b. An optionee may exercise less than all the matured portion of the option, in which case such unexercised, matured portion shall continue to remain exercisable, subject to the terms of the Plan, until the option terminates as provided below. The Board or Committee may accelerate the vesting of any optionee's stock option by giving written notice to the optionee and, with the consent of the holder thereof, modify, amend or terminate any stock option.

          c. Unless otherwise specified by the Board or Committee, options granted hereunder to employees and consultants shall be exercisable by the optionee for a period of three months after optionee's employment by, or engagement with, the Corporation terminates, other than for cause (as defined below); provided that such options shall not become exercisable for additional shares (i.e., no further vesting) following the date of termination. If an optionee's employment or engagement with the Corporation is terminated for cause, the option


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shall not be exercisable at any time after such termination.  "Cause" shall mean
(i) optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in damage to the Corporation, as determined in the sole discretion of the Board or Committee, or (ii) the breach by optionee of the terms of any non-disclosure or non-competition agreement with the Corporation, as determined in the sole discretion of the Board or Committee. If optionee's employment or engagement is terminated due to his death or legal disability (as that term is defined in Section 105(d)(4) of the Code) at a time when he could have exercised an incentive or non-qualified stock option or any part thereof, then the option shall remain exercisable for a period of one (1) year from the date of such individual's termination as a result of disability or death; provided, however, that no such option shall become exercisable for additional shares (i.e., no further vesting) following the date of termination. Unless otherwise specified by the Board or Committee, options granted to non-employee directors shall remain exercisable until their specified expiration dates; provided that such options shall not become exercisable for additional shares (i.e., no further vesting) following the date of termination of a director's service on the Board. Notwithstanding any other provision of this section or of any other section of the Plan, no stock option granted hereunder shall be exercisable after the expiration of ten (10) years from the date such option is granted; provided that no incentive stock option granted to a 10% shareholder (as referenced in Section 4 hereof) shall be exercisable after the expiration of five (5) years from the date such option is granted.

          d. Incentive stock options may be granted only to employees (including officers) of the Corporation. A director of the Corporation shall not be eligible to be granted an incentive stock option unless the director is also an employee of the Corporation. Consultants shall not be eligible to be granted incentive stock options. Non-employee directors and consultants may only be granted non-qualified stock options. An optionee may, if he is otherwise eligible, be granted additional options. Employees, directors and consultants of any "parent" or "subsidiary" of the Corporation (as defined in Section 424 of the Code) shall also be eligible to be granted options under the Plan.

          e. An optionee shall exercise his option by delivering to the Corporation's Secretary, at the principal office of the Corporation, the form of Stock Option Exercise Notice attached to his Stock Option Agreement, or otherwise provided to optionee by the Corporation, which notice shall set forth the number of shares desired to be purchased and state whether the optionee is exercising an incentive stock option or non-qualified stock option; such Exercise Notice shall also be accompanied by cash or check in the amount equal to the full purchase price of the shares being purchased; provided, however, that the Corporation may in its discretion allow the optionee to pay the purchase price in whole or in part by transferring to the Corporation shares of Common Stock held by him for at least six (6) months prior to the date of exercise, in which case such certificate shall reflect the number of shares after payment of the exercise price. The Exercise Notice shall be signed by the holder of the option; and, at the option of the Corporation, shall contain a representation that the shares are being purchased for investment only and not for resale or distribution. The Corporation may place a legend on any certificate issued hereunder which it deems necessary to comply with any applicable law. Within a reasonable time after receipt of notice in the form specified above, the Corporation shall cause to be issued and delivered to the holder of the option a certificate for the number of shares of Common Stock which the holder has purchased; provided, however, that the Corporation may in its discretion allow the optionee to elect to pay any withholding taxes payable, in whole or in part, by transferring to the Corporation shares of Common Stock of the Corporation owned by him or by being credited by the Corporation for shares he has a right to acquire in the option being exercised, in which case such certificate shall reflect the number of shares after payment of the taxes. All documentary stamp taxes payable on account of such issue shall be paid for by the Corporation. In no event shall the Corporation be required to issue fractional shares upon the exercise of an option.

          f. No person shall have any rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate(s) for the shares for which the option has been exercised. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued, except as provided in Section 7. Nothing in this Plan or in any option agreement shall confer upon any optionee any right to continue in the employ of the Corporation or


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interfere in any way with any right of the Corporation to terminate the optionee's employment at any time. The adoption of the Plan of itself, shall not be deemed to entitle any employee to any rights to be granted options.

     (f) DEFINITION OF FAIR MARKET VALUE. For the purposes of this Plan, "fair market value" shall mean either the exercise price per share established in the discretion of the Board of Directors or, in the event the Corporation's stock is publicly traded: (i) the closing price per share of Common Stock of the Corporation on the date preceding the date of grant, as reported by the NASDAQ National Market or SmallCap Market, (ii) the average of the closing bid and ask price per share of Common Stock of the Corporation on the date preceding the date of grant, as reported on the over-the-counter market, or (iii) if the Corporation's Common Stock is listed on a national securities exchange, fair market value shall mean the closing price of the Common Stock on such exchange on such preceding date as reported by THE WALL STREET JOURNAL.

     (g)  STOCK SPLITS, MERGERS, ETC.

          a. In case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of the Corporation's Common Stock, appropriate adjustment will be made to both the number of shares which may be purchased under the Plan and the number and price per share of Common Stock which may be purchased under any outstanding options. If any adjustment shall result in a fractional share, the fraction shall be disregarded, and the Corporation shall have no obligation to make any cash or other payment with respect to such a fractional share. Any adjustment shall be made by the Board, whose determination in that respect, and as to whether any adjustment needs to be made, shall be final, binding and conclusive.

          b. In the event of a Change in Control (as defined below) of the Corporation, the Board, in its sole discretion, may provide for the acceleration of the exercise date of some or all of the non-exercisable portion of any outstanding stock options and/or may provide for the replacement of any stock options with comparable options to purchase stock of such other corporation or entity. A "Change in Control" shall be deemed to have occurred if the shareholders of the Corporation approve a definitive agreement (a) to merge or consolidate the Corporation with or into another entity in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock would be converted into cash, securities, or other property of another entity, other than a merger of the Corporation in which the holders of common stock immediately prior to the merger have the same proportionate ownership of common stock (or equivalent securities) of the surviving entity immediately after the merger as immediately before, or (b) to sell or otherwise dispose of all or substantially all of the assets of the Corporation. All options outstanding on the date any such event or transaction is consummated, to the extent not assumed by the surviving or acquiring corporation or exercised by the optionee, shall be terminated and no longer exercisable.

          c. In the event of a dissolution or liquidation of the Corporation, all stock options shall terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise determined by the Board.

     (h) EFFECTIVE DATE. The Plan was adopted by the Board of Directors and became effective on January 30, 1997. The Plan shall be approved by the shareholders of the Corporation within twelve months of such date or else the Plan shall lapse and be cancelled.


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